Exhibit 99 (j)

         SYSTEM ENERGY RESOURCES, INC.
              STATEMENT OF INCOME
       Twelve Months Ended June 30, 1995
                 (In Thousands)
                  (Unaudited)


Operating Revenues                                     $486,193
                                                       --------
Operating Expenses:
  Operation and maintenance:
    Fuel and fuel-related expenses                       39,782
    Nuclear refueling outage expenses                    21,286
    Other operation and maintenance                      97,915
  Depreciation, amortization, and                        97,827
decommissioning
  Taxes other than income taxes                          27,317
  Income taxes                                           39,058
                                                       --------
        Total                                           323,185
                                                       --------
Operating Income                                        163,008
                                                       --------
Other Income (Deductions):
  Allowance for equity funds used
   during construction                                    1,488
  Miscellaneous - net                                     5,528
  Income taxes                                            3,341
                                                       --------
        Total                                            10,357
                                                       --------
Interest Charges:
  Interest on long-term debt                            161,937
  Other interest - net                                    8,150
  Allowance for borrowed funds used
   during construction                                   (1,735)
                                                       --------
        Total                                           168,352
                                                       --------
Net Income                                               $5,013
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